Exhibit 17
                                                                 (Draft)

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned shareholders of the MDT Short-Term Bond Fund (the "Fund"), a portfolio of MDT Funds (the "Trust"), hereby appoint Todd P. Zerega, M. Cole Dolinger, Maureen
A. Ferguson, and Megan C. Clement or any one of them, true and lawful attorneys, with the power of substitution of each, to vote all shares of the Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Special Meeting") to be held on November 17, 2006, at 5800 Corporate Drive, Pittsburgh, Pennsylvania, at 2:00 p.m., and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If no choice is indicated as to the item, this proxy will be voted affirmatively on the matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.



PROPOSAL 1: To approve or disapprove a new Investment Management Agreement between Federated MDTA LLC and the Trust for the MDT Funds, that will take effect on November 17, 2006.



      FOR               [   ]

      AGAINST           [   ]

      ABSTAIN           [   ]





PROPOSAL 2: To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which Federated Short-Term Income Fund (the "Federated Fund") would acquire all of the assets of the MDT Fund in exchange for Class A Shares or Institutional Shares of the Federated Fund to be distributed pro rata by the MDT Fund to its shareholders, in complete liquidation and termination of the MDT Fund.



      FOR               [   ]

      AGAINST           [   ]

      ABSTAIN           [   ]



                                    YOUR VOTE IS IMPORTANT

   Please complete, sign and return this card as soon as possible.


                                                Dated

                                                Signature


Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.